                                                                 Exhibit 11.1


                             PITT-DES MOINES, INC.

                       Computation of Earnings Per Share
                                  (Unaudited)

                                                                       For the three months ended
                                                                               March 31,
                                                                       --------------------------
(in thousands)                                                             1996          1995
                                                                       ----------     ----------
Primary
     Average shares outstanding                                         2,322,095      2,321,903
     Dilutive stock options based on treasury stock
        method using average market price                                  27,587          6,120
                                                                       ----------     ----------
                                                                        2,349,682      2,328,023
                                                                       ==========     ==========

     Net income                                                        $3,174,330     $2,279,246
                                                                       ==========     ==========
     Per common share:
        Net income per common share                                    $     1.35     $      .98
                                                                       ==========     ==========

Fully Diluted
     Average shares outstanding                                         2,322,095      2,321,903
     Dilutive stock options based on treasury stock method
        using greater of period-end or average market price                33,195          7,985
                                                                       ----------     ----------
                                                                        2,355,290      2,329,888
                                                                       ==========     ==========

     Net income                                                        $3,174,330     $2,279,246
                                                                       ==========     ==========
     Per common share:
        Net income per common share                                    $     1.35     $      .98
                                                                       ==========     ==========

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